UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2017
____________________

GLASSBRIDGE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

 ___________________

Delaware	001-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128

(Address of principal executive offices, including zip code)

(651) 704-4000

(Registrant’s telephone number, including area code)

Imation Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2017, GlassBridge Enterprises, Inc. (the “Company” or “we”) filed a Certificate of Ownership and Merger (the “Certificate”) with the Secretary of State of the State of Delaware to change its name from “Imation Corp.” to “GlassBridge Enterprises, Inc.” (the “Name Change”). The Name Change became effective as of 5:00 p.m. Eastern Time on February 21, 2017 (the “Effective Time”). We effected the Name Change through a short-form merger under Section 253 of the General Corporation Law of the State of Delaware, pursuant to which a subsidiary formed solely for the purpose of the Name Change was merged with and into the Company, with the Company remaining as the surviving corporation in the merger. The merger had the effect of amending our Restated Certificate of Incorporation to reflect our new legal name. A copy of the Certificate is attached hereto as Exhibit 3.1 and incorporated herein by reference.

On February 17, 2017, we also filed an amendment to our Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effect the previously announced 1:10 reverse split (the “Reverse Stock Split”) of our common stock, par value $0.01 per share. Pursuant to the Amendment, effective as of the Effective Time, every ten (10) shares of the Company’s issued and outstanding common stock or held by the Company in treasury was converted into one (1) share of common stock, without any change in the par value per share. The Amendment also decreased the number of authorized shares of the Company’s common stock from 100,000,000 to 10,000,000.

Our common stock is expected to begin trading on a Reverse Stock Split-adjusted basis on the New York Stock Exchange (the “NYSE”) at the opening of trading on February 22, 2017. In connection with the Reverse Stock Split and the Name Change, our common stock will also begin being traded under a new NYSE symbol, “GLA,” and a new CUSIP number, 377185 103, at such time.

No fractional shares of common stock will be issued in connection with the Reverse Stock Split. If, as a result of the Reverse Stock Split, a stockholder would otherwise hold a fractional share, a stockholder will, in lieu of the issuance of such fractional share, be entitled, upon surrender to the exchange agent of certificate(s) representing its pre-split shares or upon conversion of its shares held in book-entry, to receive a cash payment equal to the fraction to which the stockholder would otherwise be entitled, multiplied by $6.66, which is the average closing price per share (as adjusted to give effect to the Reverse Stock Split) on the NYSE on the five (5) consecutive trading days immediately preceding the date the Amendment was filed, without interest.

Wells Fargo Bank, N.A. (“Wells Fargo”), the Company’s transfer agent, is acting as the exchange agent for the Reverse Stock Split, and will provide instructions to stockholders of record regarding the process for exchanging shares. Wells Fargo will be issuing all of the post-Reverse Stock Split shares through their paperless Direct Registration System (“DRS”), also known as “book entry form.” Eligible book-entry or other electronic positions representing issued and outstanding shares of the Company’s common stock will be automatically adjusted. Stockholders who hold certificated shares will be mailed a letter of transmittal to be completed for the exchange of all of their shares. Those stockholders holding common stock in “street name” will receive instructions from their brokers.

The foregoing description of the Amendment is a summary of the material terms thereof and does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference. A copy of the Amendment is filed as Exhibit 3.2 hereto.

On February 21, 2017, we amended our Amended and Restated Bylaws to reflect the Name Change. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.3 and incorporated herein by reference.

Other than the changes described above in connection with the Name Change and the Reverse Stock Split, the Company did not make any changes to its Restated Certificate of Incorporation or Amended and Restated Bylaws.

In connection with the Name Change, we changed our website address to www.glassbridge.com.

Item 8.01 Other Events.

On February 21, 2017, we issued a press release announcing that the Name Change and Reverse Stock Split had been effected. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

We incorporate by reference herein the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLASSBRIDGE ENTERPRISES, INC.

Dated: February 21, 2017	By:	/s/ Danny Zheng
	Name:	Danny Zheng
	Title:	Interim Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Ownership and Merger.
3.2	Amendment to the Restated Certificate of Incorporation.
3.3	Amended and Restated Bylaws.
99.1	Press Release, dated February 21, 2017.

5